UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2011

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One

One CityPlace Drive, Suite 300

St. Louis, Missouri  63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 17, 2011, Arch Coal, Inc., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, that pursuant to the terms of an Agreement and Plan of Merger, dated as of May 2, 2011 (as amended), among the Company, Atlas Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and International Coal Group, Inc., a Delaware corporation (“ICG”), on June 15, 2011 Merger Sub was merged with and into ICG, with ICG continuing as the surviving corporation and as a wholly owned subsidiary of the Company (the “Merger”).

As permitted under Item 9.01(b) of Form 8-K, the Company indicated in the Original Form 8-K that it would file the pro forma financial information required under Item 9.01(b) of Form 8-K within 71 calendar days after the date on which the Original Form 8-K was required to be filed.  This Amendment No. 1 on Form 8-K/A amends the Original Form 8-K to include the required pro forma financial information.

Item 9.01  Financial Statements and Exhibits.

(b)  Pro Forma Financial Information

The required unaudited pro forma financial information with respect to the Merger is filed as Exhibit 99.5 and is incorporated herein by reference.

(d)  Exhibits

Exhibit Number	Description
99.5	Unaudited pro forma condensed combined financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH COAL, INC.

	By:	/s/ Robert G. Jones
		Name:	Robert G. Jones
		Title:	Senior Vice President — Law, General Counsel and Secretary

Date: August 30, 2011

EXHIBIT INDEX

Exhibit Number	Description
99.5	Unaudited pro forma condensed combined financial information